Exhibit 99
Press Release

Contact:	Claire M. Gulmi
Executive Vice President and
Chief Financial Officer
(615) 665-1283
AMSURG CORP. TO PRESENT AT THE BANK OF AMERICA
HEALTH CARE CONFERENCE
NASHVILLE, Tenn. — (May 7, 2008) — AmSurg Corp. (NASDAQ: AMSG) today announced that it will participate in the Bank of America Health Care Conference to be held May 13-15, 2008, in Las Vegas, Nevada. In connection with the conference, there will be an on-line simulcast and a replay of the Company’s presentation available at the Company’s web site starting at 1:20 p.m. Pacific Time on Wednesday, May 14, 2008. Christopher A. Holden, President and Chief Executive Officer, and Claire M. Gulmi, Executive Vice President, Chief Financial Officer and Secretary, will be speaking at the conference.
     The live audio webcast and replay of the presentation will be available on the Company’s website by going to www.amsurg.com and clicking on Investors. For the live audio, please go to the site at least 15 minutes prior to the presentation to download and install any necessary audio software. The webcast replay will be available for 30 days.
     AmSurg Corp. acquires, develops and operates ambulatory surgery centers in partnership with physician practice groups throughout the United States. At March 31, 2008, AmSurg owned a majority interest in 177 continuing centers in operation and had two centers under development.
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